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                                                                   Exhibit 10.13

                   PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY
                             SAN JUAN, PUERTO RICO

                                 LEASE CONTRACT

                                                Project #  T-1315-0-80

                                                Location:  Santa Isabel

   THIS AGREEMENT ENTERED into on September 14, 1984.                   by:
(AS LANDLORD) THE PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY           and,
(AS TENANT)  HYDRON PUERTO RICO, INC.

                                   WITNESSETH
                                   ----------

   WHEREAS, LANDLORD is the owner of a certain landsite and building, identified in the Epigraph, hereinafter referred to as the Premises.

   WHEREAS, the LANDLORD has agreed to lease to TENANT, and TENANT has agreed to hire from LANDLORD the Premises.

   NOW THEREFORE, in consideration of the foregoing premises, the parties herein agree on this Lease subject to the following:

                              TERMS AND CONDITIONS
                              --------------------

   ONE: LANDLORD hereby demises and lets unto TENANT, and TENANT hereby leases from LANDLORD the Premises which are fully described in Schedule "A" hereto annexed and made a part hereof.

   The Premises are subject to the encumbrances, liens and/or restrictions, if any, that may appear from said Schedule "A". Furthermore, the air rights of the Premises, are excepted and reserved to the LANDLORD.

   TWO: Premises shall be used and occupied exclusively in the manufacture of (PRODUCT) Soft Contact Lenses and other medical products.

   THREE: TENANT shall hold the Premises for a period of ten (10) years to commence on (TERM) The date or delivery of the premises after repairs made by Landlord or on delivery of the Premises, whichever date occurs first.

   FOUR: TENANT shall pay to LANDLORD an annual rental of $1.75 per square foot of gross building area during the first sixty (60) months of the term of this Lease and of 2.15 per square foot of gross building area during the last sixty (60) months. This rental shall be paid in equal monthly installments of

(RENT): $1,667.84-------------------------for the first sixty (60) months and of
(RENT): $2,049.06-------------------------for the last sixty (60) months.

   The monthly installments for rent specified herein, shall be paid in advance on the first day of each month at LANDLORD's office, or at any other place that LANDLORD may notify. In the event that the date of commencement does not fall on the first of the month, TENANT, further agrees to pay the first partial monthly installment, prior to, or on the date of commencement.

   FIVE: Simultaneously herewith TENANT shall deposit with LANDLORD the amount of (DEPOSIT) $1,667.84 in Certified Check.

        This deposit shall guarantee the fulfillment by TENANT of its obligations, under this Contract, particularly, but not limited to, the payment of rent and the return of the Premises in proper conditions at the termination of this lease. On said termination, if TENANT is not in default of any of the terms and conditions of this Contract, LANDLORD will return to TENANT the sum of money, if any, held pursuant to this provision.

   SIX: TENANT agrees to have on the date of commencement of the term of this lease a Capitalization of $300,000.00

(CAPITALIZATION)

Likewise the TENANT agrees to install within six (6) months from the same date manufacturing machinery and equipment with a value of at least $35,000.00.

(INVESTMENT IN MACHINERY AND EQUIPMENT)

This shall not include the cost of transportation and installation thereof, nor its ordinary depreciation after installation; and within twenty four (24) months from the date of commencement of the term, to employ a minimum of:

(EMPLOYMENT LEVEL) Seventy Five (75) Production Workers

The aforementioned levels, shall be maintained throughout the term of this Lease or any extension thereof.

   SEVEN: All notices, demands, approvals, consents and/or communications herein required or permitted shall be in writing. If by mail should be certified and to the following addresses, to

LANDLORD:  GPO Box 2350, San Juan, Puerto Rico 00936.

To TENANT:
                Jose L. Calabria, Esq.          Banco Popular Center
                Colorado, Martinez, Odell       Penthouse Suite
                Sierra & Calabria               Hato Rey, P.R. 00918

(TENANT'S PHYSICAL ADDRESS OTHER THAN PREMISES):
                Mr. Edward J. Hopkins           210 Crossways Park Drive
                V.P. Manufacturing              Woodbury, New York  11797
                International Hydron

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        EIGHT:  Net Lease:  This Lease shall be interpreted as a net lease; it being the exclusive responsibility of TENANT to pay for all operating expenses, utilities, maintenance, expenses, insurance, taxes or any other costs, expenses or charges of any nature not specifically assumed by LANDLORD hereunder.

        NINE: Warranty as to use: LANDLORD does hereby warrant that at the time of the commencement of the term of this Lease, the Premises may be used by TENANT for the manufacturing purposes herein intended which are deemed consistent with the design and construction in accordance with the corresponding plans and specifications.

        TEN: Alterations: TENANT shall make no alterations, additions or improvements to the Premises without the prior consent of the LANDLORD and all such alterations, additions or improvements made by or for TENANT, shall be at TENANT'S own cost and expense and shall, when made, by the property of the LANDLORD without additional consideration and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of this Lease, subject to any right of LANDLORD to require removal or to remove as provided for hereinafter.

        In the event TENANT asks for LANDLORD'S consent for any alteration; LANDLORD may at its option, require from TENANT to submit plans and specifications for said alteration. Before commencing any such work, said plans and specifications, if required, shall be filed with and approved by all governmental agencies having jurisdiction thereof, and the consent of any mortgagee having any interest in or lien upon this Lease shall be procured by TENANT and delivered to LANDLORD if required by the terms of the mortgage.

        Before commencing any such work, TENANT shall at TENANT's own cost and expense, deliver to LANDLORD a general accident and public liability policy more particularly described in Article Thirty hereof, but said policy shall recite and refer to such work, and in addition thereto, if the estimated cost of such work is more than FIVE THOUSAND DOLLARS ($5,000.00), TENANT shall, at TENANT's own cost and expense, deliver to LANDLORD a surety bond, or a performance bond from a company acceptable to LANDLORD, or a similar bond or other security satisfactory to LANDLORD, in an amount equal to the estimated cost of such work, guaranteeing the completion of such work within a reasonable time, due regard being had to conditions, free and clear of materialmen liens, mechanics liens or any other kind of lien, encumbrances, chattel mortgages and conditional bills of sale and in accordance with said plans and specifications submitted to and approved by LANDLORD. At LANDLORD's option TENANT shall provide a blanket written guarantee in an amount sufficient to satisfy LANDLORD as to all alterations changes, additions and improvements to the Premises in lieu of a separate guarantee for each such project.

        TENANT shall pay the increased premium, if any, charged by the insurance companies carrying insurance policies on said building, to cover the additional risk during the course of such work.

        ELEVEN: Power Substation: If required by TENANT's operations, TENANT shall, at its own cost and expense, construct and/or install a power substation and connect it to the PUERTO RICO ELECTRICAL POWER AUTHORITY (PREPA) distribution lines, for voltages up to 13.2 KV; and to PREPA transmission lines for voltage of 38 KV, all in conformity to PREPA's requirements. Such construction shall, in no event, be undertaken by TENANT until after LANDLORD has approved the location thereof, as well as the routing of the power line extension.

        TWELVE: Repairs and Maintenance: TENANT shall, at TENANT's own cost and expense, put, keep and maintain in thorough repair and good order and safe condition the building and improvements standing upon the Premises at the commencement of the term hereof or thereafter erected upon the Premises, or forming part of the Premises, and their full equipment and appurtenances, the sidewalks areas, sidewalk hoists, railings, gutters, curbs and the like in from of and adjacent to the Premises, and each and every part thereof, both inside and outside, extraordinary and ordinary, and shall repair the whole and each and every part thereof in order to keep the same at all times during the term hereof in thorough repair and good order and safe conditions, whenever the necessity or desirability therefor may occur, and whether or not the same shall occur, in whole or in part, by wear, tear, obsolescence or defects, and shall use all reasonable precautions to prevent, damage or injury, except as provided hereinafter.

        The LANDLORD and not the TENANT, shall be responsible for and shall promptly correct any defects in the building on the Premises which are due to faulty design, or to errors of construction not apparent at the time the Premises were inspected by TENANT for purposes of occupancy by TENANT; this shall not be interpreted to relieve TENANT of any responsibility or liability herein otherwise provided, including among others for structural failure due to the fault or negligence of TENANT.

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        TENANT shall also, at TENANT'S own cost and expense, maintain the landsite in thoroughly clean condition; free from solid waste (which includes liquid and gaseous as defined by the Resource Conservation and Recovery Act), rubbish, garbage and other obstructions. Specifically, he shall not use said landsite, nor permit it to be used, as a depository or as a dump for raw materials, waste material, hazardous, toxic or non-toxic substances, or of whichever nature. TENANT shall neither make any excavation for the purpose of storing, putting away and/or concealing raw materials or waste material of any kind. Underground storage of hazardous and/or toxic substances is specifically prohibited.

        TENANT shall not, or cause to be done, nor permit on the Premises anything deemed extra hazardous, nor shall it store in the Premises flammable or toxic products of any class or kind without taking the proper precautions and complying with applicable laws and regulations.

        In case TENANT needs to store in the landsite raw materials of a hazardous and/or toxic nature or hazardous and/or toxic wastes, TENANT shall notify LANDLORD and secure its prior authorization. LANDLORD shall be furnished with a copy of any permits issues for such storage.

        Although it is not intended that TENANT shall be responsible for any decrease in value of the Premises due to the mere passing of time, or for ordinary wear and tear of surfaces and other structural members of the building, nevertheless TENANT shall: (i) replace, with like kind and quality, doors, windows; electrical, sanitary and plumbing, fixtures; building equipment and/or any other facilities or fixtures in the Premises which through TENANT'S use, fault or negligence, become too worn out to repair during the life of this Lease, (ii) paint the property inside and outside as required.

        In addition to the foregoing, TENANT shall indemnify and save harmless LANDLORD from and against any and all costs, expenses, claims, losses, damages, or penalties, including counsel fees, because of or due to TENANT'S failure to comply with the foregoing, and TENANT shall not call upon LANDLORD for any disbursement or outlay of money whatsoever, and hereby entirely releases and discharges LANDLORD of and from any liability or responsibility whatsoever in connection therewith.

        THIRTEEN: Roof Care: TENANT, without the prior consent of LANDLORD, shall not: (i) erect or cause to be erected on the roof any bill board, aerial, sign, or structure of any kind, (ii) place any fixture, equipment or any other load over the roof, (iii) drill any hole on the roof for whichever purpose, (iv) use the roof for storage, nor (v) correct any leaks whatsoever, this being LANDLORD'S sole responsibility. Furthermore, TENANT shall take all reasonable precautions to insure that the drainage facilities of the roof are not clogged and are in good and operable conditions at all times.

        FOURTEEN: Floor Loads: TENANT hereby acknowledges that it has been informed by the LANDLORD that the maximum floor load of the Premises herein demised is 150 pounds per sq. ft. Therefore, TENANT hereby agrees that in the event the load of the machinery and equipment to be installed thereat exceeds such maximum load, it shall, at its own cost and expense, carry out any improvements to the floor of the Premises which may be necessary to support such additional load; it being further agreed and understood that construction and/or installation of such improvements shall not be commenced until after LANDLORD'S approval of the plans to be prepared therefor by TENANT and thereafter, after completion of construction and/or installation of said facilities, they shall be deemed covered by and subject to the applicable provisions of this Contract; it being further specifically agreed and understood that upon termination of this Lease, such facilities shall be removed by TENANT, at its own cost and expense, or in the alternative, and upon request by LANDLORD, they shall remain as part of the Premises with no right whatsoever on the part of the TENANT to be reimbursed and/or compensated therefor.

        FIFTEEN: Fixtures: TENANT shall not affix to the ceiling, nor to its supporting joists or columns, nor to any of its walls, any air conditioning unit, nor any other fixture, without the prior consent of LANDLORD.

        SIXTEEN: Environmental Protection and Compliance: TENANT agrees, as a condition hereof, that it will not discharge its solid, liquid or gaseous industrial and/or sanitary effluents or discharges, either into the sewer system and/or into any other place until after required authorization therefor has been obtained from the Puerto Rico Aqueducy and Sewer Authority, and/or the Department of Health of Puerto Rico and/or the Environmental Quality Board, and/or any other governmental agency having jurisdiction thereof and TENANT further agrees and undertakes to treat any such effluent, prior to discharge thereof as required by the said Authority, Department, and/or governmental agency with jurisdiction, and/or to install any equipment or system required, and to fully abide by and comply with any and all requisites imposed thereby, and upon request by LANDLORD, to submit evidence of such compliance; it being agreed that noncompliance thereof by TENANT for a period of ninety (90) days after notice, shall be deemed an additional event of default under the provisions hereof. Provided, that no construction and/or installation shall be made until LANDLORD has approved of it.

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        TENANT shall also, at TENANT'S own cost and expense, construct and maintain Premises, processes and/or operating procedures in compliance with the terms, conditions and commitments specified in any Environmental Impact Statement, Environmental Assessment or any other analogous document transmitted by the Commonwealth of Puerto Rico Economic Development Administration/LANDLORD as lead agency or by any other governmental agency in connection with the approval of the project.

        TENANT shall also serve LANDLORD with a copy of any lawsuit, notice of violation, order to show cause or any other regulatory or legal action against TENANT in any environmentally-related case or issue.

        TENANT shall also serve LANDLORD with a copy of any permits granted to TENANT for air emissions, water discharge, solid waste generation, storage, treatment and/or disposal, and for any hazardous and/or toxic waste raw materials or by-products used or generated, stored, treated and/or disposed.

        TENANT shall also serve LANDLORD with a copy of any filing or notification to be filed by TENANT with any regulatory agency on any environmentally related case or issue, especially in any situation involving underground or surface water pollution, hazardous and/or toxic waste spillage and ground contamination. The notification to LANDLORD shall take place not later than the actual filing for the pertinent documents with the regulatory agency.

        SEVENTEEN: Improper Use: TENANT, during the term of this Lease and of any renewal or extension thereof, agrees not to use or keep or allow the leased Premises or any portion thereof to be used or occupied for any unlawful purpose or in violation of this Lease or of any certificate of occupancy or certificate of compliance covering or affecting the use of the Premises or any portion thereof, and will not suffer any act to be done or any condition to exist on the Premises or any portion thereof, or any article to be brought thereon, which may be dangerous, unless safeguarded as required by law, or which may in law, constitute a nuisance, public or private, or which may make void or voidable any insurance then in force on the leased Premises.

        EIGHTEEN: Government Regulations: TENANT agrees and undertakes to abide by and comply with any and all rules, regulations and requisites of the Planning Board of Puerto Rico, the Department of Health, the Environmental Quality Board, the Environmental Protection Agency (EPA), where applicable and/or of any other governmental agency, having jurisdiction thereon applicable to TENANT'S operations at the Premises and/or products to be manufactured thereat, and if requested by LANDLORD, TENANT shall submit evidence of such compliance; it being agreed and understood that noncompliance with any and all such rules, regulations and requisites shall be deemed an additional event of default under the provisions of this Contract, unless remedied within thirty
(30) days after receipt of notice thereof.

        Any and all improvements to the Premises required by any governmental agency, having jurisdiction thereon so as to carry TENANT'S operations in accordance with the regulations and requisites thereof, shall be at TENANT'S own cost and expense, except for any improvements that may be required as a result of any violation by LANDLORD that may exist at the effective date hereof other than violations caused by TENANT or TENANT'S agents.

        TENANT further agrees and undertakes to install in the Premises, at its own cost and expense, such devices as may be necessary to prevent that any hazard, which may be caused or created by its operations may affect the environmental integrity of the landsite or may affect or cause any nuisance to adjacent TENANTS and/or the community in general; it being agreed and understood that creating or causing any such nuisance, shall be deemed an additional event of default under the provisions of this Contract.

        TENANT further agrees and undertakes to abide by and comply with any and all rules, regulations and requisites of the Fire Department relative to the use and storage of raw materials, finished products and/or inflammable materials, and/or of any other governmental agency, having jurisdiction thereon, applicable to TENANT'S operations at the Premises, and if requested by LANDLORD, shall submit evidence of such compliance; it being agreed and understood that noncompliance by TENANT with any of the aforementioned rules, regulations and requisited shall be deemed, in each of such cases, an additional event of default under the provisions of this Contract unless remedied within thirty (30) days after receipt of notice thereof.

        If as a consequence of the foregoing dispositions, TENANT needs to make alterations to the Premises, the same shall be done subject to the dispositions of Article TEN thereof.

        NINETEEN: Use Permit: TENANT agrees to abide by and comply with any and all conditions and requisites included in the Use Permit which may be issued by the Puerto Rico Permits and Regulations Administration (ARPE), and, if requested by LANDLORD, shall submit evidence of such compliance; it being agreed and understood that noncompliance by TENANT with any and all such

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conditions and requisites and/or the cancellation of the said Use Permit shall, in each of such cases, be deemed an additional event of default under the provisions of this Contract.

        TWENTY: Inspection: TENANT shall permit LANDLORD or LANDLORD'S agents to enter the Premises at all reasonable time for the purpose of inspecting the same, or of making repairs that TENANT has neglected or refused to make as required by the terms, covenants and conditions of this Lease, and also for the purpose of showing the Premises to persons wishing to purchase the same, and during the year next preceding the expiration of this Lease, shall permit inspection thereof by or on behalf of prospective TENANTS. If, at a reasonable time, admission to the Premises for the purposes aforesaid cannot be obtained, or if at any time an entry shall be deemed necessary for the inspection or protection of the property, or for making any repairs, whether for the benefit of TENANT or LANDLORD, LANDLORD'S agents or representatives may enter the Premises by force, or otherwise, without rendering LANDLORD, or LANDLORD'S agents or representatives liable to any claim or cause of action or damage by reason thereof, and accomplish such purpose.

        The provisions contained in this article are not to be construed as an increase of LANDLORD'S obligations under this Lease; it being expressly agreed that the right and authority hereby reserved does not impose, nor does LANDLORD assume, by reason thereof, any responsibility or liability whatsoever for the repair, care or supervision of the Premises, or any building, equipment or appurtenance on the Premises.

        TWENTY ONE: LANDLORD'S entry for repairs and alterations: The LANDLORD reserves the right to make such repairs, changes, alterations, additions or improvements in or to any portion of the building and the fixtures and equipment which are reputed part thereof as it may deem necessary or desirable and for the purpose of making the same, to use the street entrances, halls, stairs and elevators of the building provided that there be no unnecessary obstruction of TENANT'S right of entry to and peaceful enjoyment of the Premises, and TENANT shall make no claim for rent abatement compensation or damages against LANDLORD by reason of any inconvenience or annoyance arising therefrom.

        TWENTY TWO: LANDLORD excused in certain instances: If, by reason of inability to obtain and utilize labor, materials or supplies, or by reason of circumstances directly or indirectly the result of any state of war, or of emergency duly proclaimed by the corresponding governmental authority, or by reason of any laws, rules, orders, regulations or requirements of any governmental authority now or hereafter in force or by reason of strikes or riots, or by reason of accidents, in damage to or the making of repairs, replacements or improvements to the building or any of the equipment thereof, or by reason of any other cause reasonable beyond the control of LANDLORD, LANDLORD shall be unable to perform or shall be delayed in the performance of any covenant to supply any service, such non-performance or delay in performance shall not be ground to any claim against LANDLORD for damages or constitute a total or partial eviction, constructive or otherwise. It being agreed and understood that the time for completion of any such construction, shall be extended for a period of time equal to the number of days of any such delay.

        TWENTY THREE: Quiet Enjoyment: TENANT on paying the full rent and keeping and performing the conditions and covenants herein contained, shall and may peaceably and quietly enjoy the Premises for the term aforesaid, subject, however, to the terms of this Lease and to the mortgages hereinafter mentioned.

        TWENTY FOUR: Leasehold Improvements: If leasehold improvements made by or for the benefit of TENANT in the Premises at his request or other personal property to TENANT are assessable or taxable and a tax liability is imposed to TENANT or LANDLORD, it is understood that it shall be the sole responsibility of TENANT to pay such taxes and in no event shall such taxes be the liability of or be transferable to LANDLORD. In the event that by operation of law, such taxes became a liability of LANDLORD, TENANT shall pay such taxes as they become due and payable and shall promptly reimburse LANDLORD for any payments or expenses incurred or disbursed by LANDLORD by reasons of any such assessment. Said amount shall be due and payable, as additional rent, with the next installment of rent. In the event that TENANT fails to make this payment when due, it shall be subject to the dispositions of Article THIRTY SEVEN hereof.

        TWENTY FIVE: Stoppage of Operations: It is understood by the parties hereto that this Lease is made by LANDLORD in furtherance of the industrialization plans of the Commonwealth of Puerto Rico, and it is accordingly understood that TENANT will use all reasonable efforts while this Lease is in effect to maintain a manufacturing operation upon the Premises, but nothing contained in this paragraph shall be deemed to require TENANT to maintain such an operation otherwise than in accordance with sound principles of business management, or (without limiting the generality of the foregoing) to prevent TENANT from curtailing such operation or from shutting it down, whenever and as often as TENANT may, in the exercise of sound business judgment,

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deem such action advisable. However, TENANT shall give to LANDLORD notice of any necessary or convenient curtailment and/or shut-down, at least seven (7) days prior to the date fixed therefor except in cases of an emergency shut-down, in which case such notice shall be given at the earliest possible time. No curtailment of operations or shut-down in accordance with the provisions of this paragraph shall constitute a default under the provisions of this Contract which will enable LANDLORD to terminate it, unless such plants shall have been shut-down for a period of six (6) consecutive months. A shut-down on account of unforeseeable event or events which although foreseeable could not be prevented, shall not constitute a breach of this agreement. Nothing in this paragraph contained shall relieve the TENANT from the payment of rent during the period of any shut-down or curtailments of operations.

        TWENTY SIX: Assignment and Subletting: TENANT shall not assign, this Lease nor let or sublet the Premises or any part thereof except to its parent company, to a wholly owned subsidiary, to an affiliate of TENANT, wholly owned by TENANT'S parent company or to a corporation to be organized by TENANT. In any of these cases, TENANT shall promptly notify LANDLORD of said assignment or subletting, it being agreed and understood that no such assignment or subletting shall: (i) reduce or, in any way, affect the obligations of TENANT under this Lease, nor (ii) release TENANT from liability under this Lease.

        TWENTY SEVEN: Successors in Interest. This Lease Contract and every provision thereof, shall bind and inure to the benefit of the legal representatives, successors and assigns of the parties. However, the term "LANDLORD", as used in this Contract, so far as any covenants or obligations on the part of LANDLORD under this Lease are concerned, shall be limited to mean and include only the owner or lessor, at the time in question, of the Premises, so that in the event hereafter of a transfer of the title to the Premises, whether any such transfer be voluntary or by operation of law or otherwise, the person, natural or juridical, by whom any such transfer is made, shall be and hereby is entirely freed and relieved of all personal liability as respects the performance of the covenants and obligations of LANDLORD under this Lease from and after the date of such transfer.

        TWENTY EIGHT: No Representation by LANDLORD: LANDLORD, LANDLORD'S agents or employees, or the agents, executives or employees of the Economic Development Administration, have made no representations or promises with respect to the Premises except as herein expressly set forth and no rights, easements or licenses are acquired by TENANT by implication or otherwise except as expressly set forth in the provisions of this Contract. The taking possession of the Premises by TENANT, shall be conclusive evidence, as against TENANT, that TENANT accepts same "as is" and that said Premises, particularly the building which forms a part of the same, were in good and satisfactory conditions at the time such possession was so taken.

        TWENTY NINE: Damages: LANDLORD shall not be responsible for any latent defect or change of conditions in the Premises resulting in damage to the same, or the property or person therein, except to the extent of LANDLORD'S gross negligence, and provided such claims or loss is not covered by insurances herein required from TENANT. TENANT shall promptly notify LANDLORD of any damage to or defects in the Premises, particularly in any part of the building's sanitary, electrical, air conditioning or other systems located in or passing through the Premises, and the damage or defective conditions, subject to the provisions of Article TWENTY ONE hereof, shall be remedied by LANDLORD with reasonable diligence.

        THIRTY: General Liability Insurance: TENANT shall indemnify, save harmless and defend LANDLORD and agents, servants and employees of LANDLORD against and from any and all liability, fines, suits, claims, demands, expenses, including attorneys' fees, and actions of any kind or nature arising by reason of injury to person or property including the loss of use resulting thereof or, violation of law occurring in the Premises occasioned in whole or in part by any negligent act or omission on the part of TENANT or an employee (whether or not action within the scope of his employment), servant, agent, licensee, visitor, assignor or undertenant of TENANT, or by any neglectful use or occupancy of the Premises or any breach, violation or non-performance of any covenant in this Lease on the part of TENANT to be observed or performed.

        Pursuant to the foregoing, TENANT shall, maintain during the term of this Lease, at its own cost and expense, a comprehensive General Liability Policy. Said policy shall: (i) be for a combined single limit of no less than $500,000.00 per accident, (ii) hold LANDLORD harmless against any and all liability as hereinbefore stated, and (iii) the care, custody & control exclusion shall be deleted from this coverage. LANDLORD may require additional reasonable limits of public liability insurance and coverages, when changing circumstances so require.

        THIRTY ONE: Property Insurance: TENANT recognizes that the rent provided for herein does not include any element to indemnify, repair, replace or make hold TENANT, his employees, servants, agents, licensees, visitors, assignees, or undertenant for any loss or damage to any property or injury to any person in the Premises.

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        Accordingly, during the term of this Lease, TENANT shall keep the building standing upon the Premises at the commencement of the term hereof or thereafter erected upon the Premises, including all equipment appurtenant to the Premises and all alterations, changes, additions and improvements, insured for the benefit of LANDLORD and TENANT, as their respective interest may appear, in an amount at least equal to the percentages stated below (as LANDLORD may from time to time determine). The basis of the Property Insurance shall be Replacement Cost and the coverage an "All Risks" Property Insurance Policy. Coverages included in the All Risks Form:

        1.  Fire - "Building & Contents Form"

            (a)  Building - 100% of insurable value exclusive of foundations
            (b) Contents - All equipment appurtenant to the Premises (State value on Policy)

        2.  Additional Coverages under the Fire Policy

            (a) Extended Coverage Endorsement - 100% of insurable value exclusive of foundations
            (b)  Earthquake - 50% of insurable value including foundations
            (c)  Vandalism and Malicious Mischief Endorsement
            (d) Improvements and Betterments - For all alteration, changes, additions and improvements

        3.  Landslide and Flood whenever applicable and/or necessary

        4.  Boiler and Machinery (if any) - 100% of insurable value

        5.  Pollution Liability Policy - if necessary

        THIRTY TWO: Multifactory Building Specific Dispositions: In the event that the Premises constitute a section or sections of an industrial building and landsite in which other operations are conducted by other TENANTS: (i) the insurance coverage herein required, shall be acquired by LANDLORD for the whole of the industrial building and TENANT shall reimburse LANDLORD, for its proportionate share in the total cost of said policies, (ii) if, because of anything done, caused or permitted to be done, permitted or omitted by TENANT, the premium rate for any kind of insurance affecting the Premises shall be increased, TENANT shall pay to LANDLORD the additional amount which LANDLORD may be thereby obligated to pay for such insurance, and if LANDLORD shall demand that TENANT remedy the condition which cause the increase in the insurance premiums rate, TENANT will remedy such condition within five (5) days after such demand, and (iii) the insurance policies required in the preceding Articles 30 - & - 31 shall be endorsed to include a waiver of subrogation against TENANT. All amounts to be reimbursed by TENANT under this Article, shall be due and payable, as additional rent, with the next installment of rent. In the event that TENANT fails to make this payment, when due, it shall be subject to the dispositions of Article THIRTY SEVEN hereof.

        THIRTY THREE: Additional Dispositions about Insurance: All the insurance policies herein required from TENANT, shall be taken in form and substance acceptable to LANDLORD with Insurance Companies duly authorized to do business in Puerto Rico, having an "A" and a higher financial rating according to Best's Insurance Report; and shall include LANDLORD as additional insured. TENANT shall instruct the corresponding insurer to deliver such policies or certified copies or Certificates of Insurance, in lieu of, directly to LANDLORD. LANDLORD reserves the right not to deliver possession of the Premises to TENANT, unless, and until two (2) days after such original policies, or certified copies or certificates have been deposited with LANDLORD.

        Furthermore, said policies, shall: (i) provide that they may not be cancelled by the insurer for nonpayment of premium or otherwise, until at least thirty (30) days after service of notice by registered or certified mail of the proposed cancellation upon LANDLORD, and (ii) be promptly renewed by TENANT upon expiration and TENANT shall, within thirty (30) days after such renewal, deliver to LANDLORD adequate evidence of the payment of premiums thereon. If such premiums or any of them shall not be so paid, LANDLORD may procure the same in the manner set forth for governmental agencies, and TENANT shall reimburse LANDLORD any amount so paid. This reimbursement being due and payable with the next installment of rent. In the event that TENANT fails to make this payment when due, it shall be subject to the dispositions of Article THIRTY SEVEN hereof. It is expressly agreed and understood, that payment by LANDLORD of any such premiums shall not be deemed to waive or release the default in the payment thereof by TENANT nor the right of LANDLORD to take such action as may be available hereunder as in the case of default in the payment of rent.

        Upon the commencement of the term hereof, TENANT shall pay to LANDLORD the apportioned unearned premiums on all such policies of insurance then carried by LANDLORD in respect of the Premises in the event TENANT continues with the insurance policies placed by LANDLORD.

        TENANT shall not violate nor permit to be violated any of the conditions or provisions of any of said policies, and TENANT shall so perform and satisfy the requirements of the companies writing such policies that at all times companies of good standing and acceptable to LANDLORD shall be willing to write and continue such insurance.

        TENANT shall cooperate with LANDLORD in connection with the collection of any insurance monies that may be due in the event of loss and shall execute and deliver to LANDLORD such proofs of loss and other instruments that may be required for the purpose of facilitating the recovery of any such insurance monies, and in the event that TENANT shall fail or neglect so to cooperate or to execute, acknowledge and deliver any such instrument, LANDLORD, in addition to any other remedies, may as the agent or attorney-in fact of TENANT, execute and deliver any proof of loss or any other instruments as may seem desirable to LANDLORD and any mortgagee for the collection of such insurance monies. This shall not be interpreted as any waiver of the obligations of TENANT under Articles THIRTY, THIRTY ONE, THIRTY TWO and THIRTY THREE hereof or exclusively in favor of LANDLORD under Article THIRTY NINE hereof.

        THIRTY FOUR: Waivers: The receipt by the LANDLORD of the rent, additional rent, or any other sum or charges payable by TENANT with or without knowledge of the breach of any covenant of this Contract, shall not be deemed a waiver of such breach. No act or omission of LANDLORD or its agent during the term of this Lease shall be deemed an acceptance of a surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless it be made in writing and subscribed by LANDLORD. This Contract contains all the agreements and conditions made between the parties hereto with respect to the Premises and it cannot be changed orally. Any additions to, or changes in this Lease must be in writing, signed by the party to be charged.

        Failure on the part of LANDLORD to act or complain of any action or nonaction on the part of the TENANT shall not be deemed to be a waiver of any of its respective rights hereunder nor constitute a waiver at any subsequent time of the same provision. The consent or approval by LANDLORD to, or of any action by the other requiring consent or approval, shall not be deemed to waive or render unnecessary the consent or approval by LANDLORD of any subsequent similar act.

        THIRTY FIVE: Reinstatement: No receipt of monies by LANDLORD for TENANT after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend the term hereof, or affect any notice theretofore given to TENANT, or operate as a waiver of the right of LANDLORD to enforce the payment of rent, additional rent, or other charges then due or thereafter falling due, or operate as a waiver of the right of LANDLORD to recover possession of the Premises by proper suit, action, proceeding or remedy; it being agreed that, after the service of notice to terminate or cancel this Lease, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of suit, action or summary proceedings or of any other remedy, or after a final order, warrant or judgment of the possession of the Premises, LANDLORD may demand, receive and collect any monies then due, or thereafter becoming due, without in any manner affecting such notice, proceeding, suit, action, order, warrant or judgment; and any and all such monies so collected shall be deemed to be payments for the use and occupation of the Premises, or at the election of LANDLORD, on account of TENANT'S liability hereunder. Delivery or acceptance of the keys to the Premises, or any similar act, by the LANDLORD, or its agents or employees, during the term hereof, shall not be deemed to be a delivery or an acceptance of a surrender of the Premises unless LANDLORD shall explicitly consent to it, in the manner set forth hereinbefore.

        THIRTY-SIX: Subordination and Attornment: This Lease is and shall be subject and subordinate to all lines, or mortgages which may now or hereafter affect the Premises and to all renewals, modifications, consolidations, replacements and extensions thereof and, although this subordination provisions shall be deemed for all purposes to be automatic and effective without any further instrument on the part of TENANT, TENANT shall execute any further instrument requested by the LANDLORD to confirm such subordination.

        TENANT further covenants and agrees that if by reason of a default upon the part of the LANDLORD of any mortgage affecting the Premises, the mortgage is terminated or foreclosed by summary proceedings or otherwise, TENANT will attorn to the mortgagee or the purchaser in foreclosure proceedings, as the case may be, and will recognize such mortgagee or purchaser, as the TENANT'S landlord under this Lease. TENANT agrees to execute and deliver, at any time and from time to time, upon the request of LANDLORD or of the mortgagee or the purchaser in foreclosure proceedings, as the case may be, any reasonable instrument which may be necessary or appropriate to evidence such attornment. TENANT further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give TENANT any right of election to terminate this lease or to surrender possession of the Premises demised hereby in the event any such proceeding is brought by the holder of any such mortgage, and TENANT'S obligations hereunder shall not be affected in any way whatsoever by any such proceeding.

        TENANT, covenants and agrees, upon demand of the holder of any mortgage duly recorded or recordable in the corresponding Registry of the Property or of any receiver duly appointed by the corresponding court having or claiming jurisdiction over the property, in proceedings to foreclose any such mortgage, to pay to the holder of any such mortgage or to such receiver, as the case may be, all rent becoming due under this Lease after such demand, provided such holder of any such mortgage or any such receiver complies with the obligations of LANDLORD under this Lease.

        TENANT, upon request of LANDLORD or any holder of any mortgage or lien affecting the Premises, shall from time to time, deliver or cause to be delivered to LANDLORD or such lien holder or mortgagee, within ten (10) working days from date of demand a certificate duly executed and acknowledged in form for recording, without charges, certifying, if true, or to the extent true, that this Lease is valid and subsisting and in full force and effect and LANDLORD is not in default under any of the terms of this Lease.

        THIRTY SEVEN: Late Payments and Payment by LANDLORD: In the event that:
(i) TENANT makes late payment, or fails to make payment to LANDLORD, in whole or in part, of the rent, or of the additional rent, or of any of the other payments of money required to be paid by TENANT to LANDLORD, as stipulated in this Lease, when and as due and payable; or if (ii) LANDLORD, without assuming any obligation to do so, after any notice or grace period provided hereunder, performs or causes to be performed, at the cost and expense of TENANT, any of the acts or obligations agreed to be performed by TENANT, as stipulated in the Lease, and TENANT fails to refund LANDLORD any amounts of money paid or incurred by LANDLORD in performing of causing the performance of such acts or obligations, when and as due and payable, TENANT undertakes and agrees to pay LANDLORD as additional rent, interest on such lately paid or unpaid rents, additional rent, and/or such other payments of money required to be paid, and/or on any such amounts of money required to be refunded, from and after the date when payment thereof matured or became due and payable, until full payment, at the rate of twelve per cent (12%) per annum, or if such 12% interest, is unlawful, then and in such event, at the highest maximum prevailing rate of interest on commercial unsecured loans as fixed by the Board of Regulatory Rates of Interest and Finance Charges, created under Law #1, approved October 15, 1973 (10 LPRA 993), as amended, or by any successor statute or regulation thereof.

        THIRTY EIGHT: Abatement: If any substantial service or facility to be provided by LANDLORD is unavailable for a period exceeding thirty (30) days and LANDLORD has been notified of the same, should time unavailability of such service render all or any portion of the Premises untenable, TENANT after the aforesaid thirty (30) days, shall be entitled to an abatement of a portion of the rent that shall reflect that portion of the Premises which is untenable, provided the damage to the service or facility is not attributable to the act or neglect of TENANT or the employees, servants, licensees, visitors, assigns or undertenants of TENANT.

        THIRTY NINE: Fire or other Casualty: If before or during the term of this Lease, the Premises shall be damaged by fire or other casualty, LANDLORD after written notice thereof is given by TENANT, shall repair the same with reasonable dispatch after notice to it of the damage, due allowances being made for any delay due to causes beyond the LANDLORD'S reasonable control, provided, however, that the LANDLORD shall not be required to repair or replace any furniture, furnishings or other personal property which TENANT may have placed or installed or which it may be entitled or required to remove from the Premises. LANDLORD shall proceed with due diligence to obtain the corresponding insurance adjustment of the loss and TENANT shall fully cooperate with LANDLORD and assists in the adjustment of the loss. Until such repairs are completed, and provided such damage or other casualty is not attributable to the act or neglect of TENANT or the employees, servants, licensees, visitors, assigns or undertenants of TENANT, the rent required to be paid pursuant to Article FOUR hereof, shall be abated in proportion to the part of the Premises which are untenable. If the building be so damaged that LANDLORD shall decide to demolish and/or to reconstruct the building, in whole or in part, LANDLORD may terminate this Lease by notifying TENANT within a reasonable time after such damage of LANDLORD'S election to terminate this Lease, such termination to be effective immediately if the term shall not have commenced or on a date to be specified in such notice if given during the term. In the event of the giving of such notice during the term of this Lease, the rent shall be apportioned and paid up to the time of such fire or other casualty if the Premises are damaged, or up to the specified date of termination if the Premises are not damaged and LANDLORD shall not be otherwise liable to TENANT for the value of the unexpired term of this Lease.

        FORTY: Default Provisions: If, during the term of this Lease, TENANT shall: (i) apply for or consent in writing to, the appointment of a receiver, trustee or liquidator of TENANT or of all or substantially all of its assets or
(ii) seek relief under the Bankruptcy Act, or admit in writing its inability to pay its debts as they become due, or (iii) make a general assignment for the benefit of his creditors, or (iv) file a petition, case or an answer seeking relief (other than a reorganization not involving the liabilities of TENANT) or arrangement with creditors, or take advantage of any insolvency law, or (v) file an answer admitting the material allegations of a case file against it in any bankruptcy, reorganizations or insolvency proceeding or, if an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of TENANT or creditor adjudicating TENANT a bankrupt or insolvent, or approving a petition seeking reorganization of TENANT (other than a reorganization not involving the liabilities of TENANT) or appointment of a receiver; trustee or liquidator of TENANT, or of all or substantially all of its assets, and such order, judgment or decree, shall continue unstayed and in effect for any period of sixty consecutive days, the term of this Lease and all right, title and interest of TENANT hereunder shall expire as fully and completely as if that day were the date herein specifically fixed for the expiration of the term, and TENANT will then, quit and surrender the Premises to LANDLORD, but TENANT shall remain liable as hereinafter provided.

        If, during the term of this Lease: (i) TENANT shall default in fulfilling any of the covenants of this Lease (other than the covenants for the payment of rent or additional rent), or of any other standing contract with LANDLORD or (ii) if, during the term of this Lease TENANT shall abandon, vacate or remove from the Premises the major portion of the goods, wares, equipment, or furnishings usually kept on said premises, or (iii) this Lease, without the prior consent of LANDLORD, shall be encumbered, assigned or transferred in any manner in whole or in part or shall, by operation of law, pass to or devolve upon any third party, except as herein provided, or (iv) if TENANT is in violation of laws, rules and regulations regarding minimum wages of its employees, or of any other law, rules and regulations applicable to his operations, but which have not been specifically mentioned in this Lease, LANDLORD may give to TENANT notice of any such default or the happening of any event referred to above and if at the expiration of thirty days after the service of such a notice the default or event upon which said notice was based shall continue to exist, or in the case of a default which cannot with due diligence be cured within a period of thirty days, if TENANT fails to proceed promptly after the service of such notice and with all due diligence to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within thirty days that the time of TENANT within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence), LANDLORD may give to TENANT a notice of expiration of the term of this Lease as of the date of the service of such second notice, and upon the giving of said notice of expiration the term of this Lease and all right, title and interest of TENANT hereunder shall expire as full and completely as if that day were the date herein specifically fixed for the expiration of the term, and TENANT or any party holding under him will then quit and surrender the Premises to LANDLORD, but TENANT shall remain liable as hereinafter provided.

        If, (i) TENANT shall default in the payment of the rent, the additional rent, or of any other payment as required under this Lease and such default shall continue for ten working days after notice thereof by LANDLORD, of (ii) if the default of the payment of the rent, continues for thirty days from the date any such payments become due and payable (AUTOMATIC DEFAULT TERMINATION), or
(iii) if this Lease shall terminate as in paragraph One and Two of this Article provides, this Lease shall terminate and TENANT will then quit and surrender the Premises to LANDLORD, but TENANT shall remain liable as hereinafter provided, LANDLORD or LANDLORD'S agents and servants may immediately or at any time thereafter re-enter the Premises and remove all persons and all or any property therefrom, whether by summary dispossess proceedings or by any suitable action or proceeding at law, or with the license and permission of

TENANT, which shall under this Contract be deemed given upon expiration of the strict thirty (30) days notice period of subdivision or paragraph Two of this Article, without LANDLORD being liable to indictment, prosecution or damages therefor and repossess and enjoy the Premises with all additions, alterations and improvements.

        If TENANT shall fail to take possession of the Premises within ten (10) days after the commencement of the term of this Lease, or if TENANT shall vacate and abandon the Premises, LANDLORD shall have the right, at LANDLORD'S option, to terminate this Lease and the term hereof, as well as all the right, title and interest of TENANT hereunder, by giving TENANT five (5) days notice in writing of such intention, and upon the expiration of the time fixed in such latter notice, if such default be not cured prior thereto, this Lease and the term hereof, as well as all the right, title and interest of TENANT hereunder, shall wholly cease and expire in the same manner and with the same force and effect (except as to TENANT'S liability) as if the date fixed by such latter notice were the expiration of the term herein originally granted; and TENANT shall immediately quit and surrender to LANDLORD the Premises and each and every part thereof and LANDLORD may enter into or repossess the Premises, either by force, summary proceedings or otherwise. The right granted to LANDLORD in this Article or any other Article of this Lease to terminate this Lease, shall apply to any extension or renewal of the term hereby granted, and the exercise of any such right by LANDLORD during the term hereby granted shall terminate any extension or renewal of the term hereby granted and any right on the part of TENANT thereto.

        Upon the termination of this Lease by reason of any of the foregoing events, or in the event of the termination of this Lease by summary dispossess proceedings or under any provisions of law, now or at any time hereafter, in force by reason of, or based upon, or arising out of a default under or breach of this Lease on the part of TENANT, or upon LANDLORD recovering possession of the Premises in the manner or in any of the circumstances hereinbefore mentioned, or in any other manner or circumstances whatsoever, whether with or without legal proceedings, by reason of, or based upon, or arising out of a default under or breach of this Lease on the part of TENANT, LANDLORD, at its option, but without assuming any obligation to do so in any case, may at any time, and from time to time, relet the Premises or any part or parts thereof the account of TENANT or otherwise on such terms as LANDLORD may elect, including the granting of concessions, and receive and collect the rents therefor, applying the same at a rental not higher than the one stipulated in this Contract, first to the payment of such reasonable expenses as LANDLORD may have incurred in recovering possession of the Premises, including reasonable legal expenses, and for putting the same into good order or condition or preparing or altering the same for re-rental, and expenses, commissions and charges paid, assumed, or incurred by LANDLORD in and about the reletting of the Premises or any portion thereof and then to the fulfillment of the covenants of TENANT hereunder. Any such reletting herein provided for, may be for the remainder of the term of this Lease or for a longer or shorter period or at a higher or lower rental. In any such case, whether or not, the Premises or any part thereof be relet, TENANT shall pay to LANDLORD the rent required to be paid by TENANT up to the time of such termination of this Lease, and/or the full rent provided for in the agrement for any holdover of such period after termination and up to the surrender or recovery of possession of the Premises by LANDLORD, as the case may be, and thereafter TENANT covenants and agrees, to pay to LANDLORD until the end of the term of this Lease as originally demised the equivalent of any deficiency amount of all the rent reserved herein, less the net avails of reletting, if any, as specified hereinabove in this Article and the same shall be due and payable by TENANT to LANDLORD as provided herein, that is to say, TENANT shall pay to LANDLORD the amount of any deficiency then existing.

        FORTY ONE: LANDLORD'S Remedies: In the event TENANT shall default in the performance of any of the terms, covenants or provisions herein contained, LANDLORD may, but without the obligation to do so, perform the same for the account of TENANT and any amount paid or expense incurred by LANDLORD in the performance of the same shall be repaid by TENANT on demand. In the event of a breach or threatened breach by TENANT or any subtenant or other person holding or claiming under TENANT of any of the covenants, conditions or provisions hereof, LANDLORD shall have the right of injunction to restrain the same, and the right to invoke any remedy allowed by law or in equity as if specific remedies, indemnity or reimbursement were not herein provided for. The rights and remedies given to LANDLORD in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by LANDLORD, shall be deemed to be a waiver, or an exclusion, of any of the others.

        FORTY TWO: Notice of Default: Anything in this Lease to the contrary notwithstanding, it is specifically agreed that there shall be no enforceable default against LANDLORD under any provisions of this Lease, unless notice of such default be given by TENANT to LANDLORD in which TENANT shall specify the default or omission complained of, and LANDLORD shall have thirty (30) days after receipt of such notice in which to remedy such default, or if said default or omission shall be of such a nature that the same cannot be cured within said period, then the same shall not be an enforceable default if LANDLORD shall have commenced taking the necessary steps to cure or remedy said default within said thirty (30) days and diligently proceeds with the correction thereof.

        FORTY THREE: Definition of Capitalization: For the purpose of this Contract, specifically of Clause No. SIX, Capitalization means the total of owner's equity sources (preferred stock, common stock and surplus accounts) and long-term debts, it being agreed and understood that the amortization of any such debt shall in no way diminish the amount originally determined as Capitalization.

        FORTY FOUR: Disclosure of Information. TENANT agrees to furnish to LANDLORD within ninety (90) days after the expiration of each fiscal year of TENANT, an annual statement certified by an independent Certified Public Accountant showing as of the end of each such fiscal year: (i) TENANT'S paid-in capital, (ii) long-term debts and capitalization as required by Articles SIX and FORTY THREE hereof, (iii) investment in machinery and its capacity to provide employment, (iv) taxes (including Social Security taxes) paid, and (v) any other information as required by this Lease.

        In the event such statement is not filed with LANDLORD as herein provided, LANDLORD may obtain such information from TENANT at TENANT'S expense, and for such purpose TENANT shall make available to LANDLORD'S designated representatives its books of accounts and other necessary data and facilities, all of which shall be provided and made available at TENANT'S principal office in Puerto Rico.

        FORTY FIVE: Automatic Renewal: In the event TENANT does not vacate the Premises in the manner and under the conditions hereinbefore provided, within ninety (90) days after the normal expiration of the term hereof, LANDLORD shall have the option to be exercised at any time thereafter, to notify TENANT that the lease herein has been renewed for an additional term of ten (10) years from the date of the last normal expiration of the term hereof and, in such event, the parties agree that this Contract shall be held to have been renewed and to continue in full force and effect for such additional term of ten (10) years upon the mere mailing of such notice by LANDLORD to TENANT. This provision shall in no way prejudice, affect or deny any right which LANDLORD may otherwise have because, or at the time, of any such termination of the term hereof, particularly whenever the LANDLORD does not exercise such option; it being agreed and understood that such renewal shall be upon the same terms and conditions contained herein except that the rental rate to be charged shall be the rate then currently being charged by LANDLORD for similar buildings in the area, but in no event shall it be less than the rate herein stipulated.

        FORTY SIX: Partial Invalidity and Applicable Law: If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Contract is entered into and shall be interpreted in accordance with the laws of the Commonwealth of Puerto Rico.

        FORTY SEVEN: Lease Termination and Holding Over: Upon the expiration or termination of this Lease: (i) TENANT shall furnish LANDLORD with a full and detailed report as to the environmental integrity of the landsite and Premises with specific reference to each and every environmental area of concern including, but not limited to, air emissions, effluent discharge, state of underground and surface waters, solid waste and hazardous and/or toxic wastes generation, storage, transportation, treatment and/or disposal, and any hazardous and/or toxic raw materials or by-products used or generated, stored, transported, treated and/or disposed of during the period of operation, state of the landsite, disclosure of any environmental regulatory violations, compliance plans, permits or any other regulatory procedures related to the operation. The report shall be accompanied by a Certification from TENANT as to the environmental state of the premises and landsite. In case there should be any damage or any remedial action to be performed or any other obligation to be fulfilled by TENANT, the

Certification shall state so and present a plan of action with the appropriate financial provisions to execute it. LANDLORD shall hold TENANT responsible for any and all environmental damage, or any damage to third parties as a result of any environmental damage, or any remedial action (including monitoring) to be performed at landsite or otherwise as a result of TENANT'S operations after termination of Lease and until such a time as complete remediation or fulfillment of TENANT'S obligations is effected. In case TENANT fails to comply with the foregoing provisions, LANDLORD may elect to effect them at TENANT'S expense and responsibility.

        (ii) TENANT shall remove all property of TENANT and that of any third party and failing so to do, TENANT hereby appoints LANDLORD its agent so that LANDLORD may cause all of the said property to be removed at the expense and risk of TENANT. TENANT covenants and agrees to give full and timely observance and compliance to this covenant to remove all his property and surrender the Premises broom clear. TENANT hereby agrees to pay all reasonable necessary cost and expenses thereby incurred by LANDLORD. If, as the sole result of the removal of TENANT'S property any portion of the Premises or of the building of which they are a part, are damaged, TENANT shall pay to LANDLORD the reasonable cost of repairing such damages unless due to the gross negligence of LANDLORD, its agents, servants, employees and contractors. TENANT'S obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

        FORTY EIGHT: Change of Address: TENANT shall promptly notify LANDLORD of any change in the address other than the Premises that is required from him in Article SEVEN hereof.

        FORTY NINE: Additional Covenant(s): This Lease contains seven (7) additional Articles numbered Fifty (50) to Fifty Six (56), which are annexed hereto as Schedule "B", if any, and made part hereof.

        IN WITNESS WHEREOF, LANDLORD and TENANT have respectively signed upon proper authority this Lease, this 14th day of September, 1984.


                           PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY
                                        G.P.O. BOX 2350
                                  San Juan, Puerto Rico 00936
                                           (LANDLORD)

                           BY:                 [SIG]
                               --------------------------------------


                                    HYDRON PUERTO RICO INC.


                           BY:                 [SIG]          9/12/84
                               --------------------------------------

HYDRON PUERTO RICO INC.                                         SCHEDULE A


Description of parcel of land Lot No. 10
Located at Santa Isabel Industrial Area
San Isabel, Puerto Rico
Site for Project No. T-1315-0-80


Parcel of land, Lot No. 10, located at Santa Isabel Industrial Area, Santa Isabel, Puerto Rico

It bounds, by the NORTH, with Street A of the same industrial area; by the SOUTH, with land owned by Luce & Company; by the EAST, with Lot No. 11 of the same industrial area; and by the WEST, with Lot No. 8 of the same industrial area.

It has a surface area of 6,000.00 sq. meters, equivalent to 1.5266 cuerdas.

HYDRON PUERTO RICO INC.                                         SCHEDULE A
                                                                Page 2


PROJECT NO. T-1315-0-80:
------------------------

        This is a pitched roof type building consisting of reinforced concrete foundations, steel columns and steel girders supporting 30 feet long steel joists which in turn support #22 gauge galvanized steel deck covered by 1" fiberglass insulation and a 3 ply built-up roofing.

        This building has no monitor but 2 roof ventilators are provided.

        The structure consists of a main floor 120'-8'x90' out to out dimensions with an area of 10,920.64 sq. ft. of manufacturing space; one lean-to 30'-6" x 12'-6 for an area of 381.25 sq. ft. for sanitary facilities, and an entrance porch 16'-2x8'-4 for an area of $134.70 sq. ft. This gives a total area of 11,436.59 sq. ft. of covered floor space.

        The floor slab is designed for a load capacity of 150 pounds per square foot and consists of a 4" thick reinforced concrete slab with a monolithic cement finish except at ladies' and men's rooms which have ceramic tiles.

        Interior walls at lean-to are plastered and painted together with a 6'-1" high sprayed-on glazed finish wainscot.

        Exterior walls are of concrete block plastered and painted on both sides.

        Ceiling is painted throughout the building.

        Windows are of aluminum miami type. Interior doors are made of hollow flush plywood type and exteriors are industrial type metal ones. Has one 10' x 10' metal rolling doors at loading area.

        Clearance in the manufacturing area from finished floor to lowest part of frame beams at the side eaves is 12'-2 1/2".

Encumbrances:

It is affected by the following rights of ways:

1.  25.0 ft. wide in favor of PREPA running along its Southern boundary.

2.  5.0 feet wide in favor of PREPA running along its Eastern boundary.

HYDRON PUERTO RICO, INC.                                            SCHEDULE "B"

         FIFTY: Tenant hereby acknowledges that the building herein demised is in need of certain repairs which Landlord undertakes to commence presently after execution hereof; therefore, the term of the lease hereunder shall, anything to the contrary notwithstanding, commence on the date of delivery of the premises to Tenant.

         FIFTY ONE: Anything contained in this Contract to the Contrary notwithstanding, if required by Tenant, it shall be for Tenant's own cost and expense the construction and/or installation of a sprinkler system; it being agreed and understood that such construction shall be in accordance with the provisions of this Contract.

         FIFTY TWO: Should Tenant be denied tax exemption under the Industrial Incentives Act of Puerto Rico for the production of eligible manufactured products as defined in said Act, for which it has applied, or will promptly apply, to the Office of Industrial Tax Exemption, then, Tenant at its option, to be exercised within thirty (30) days after having been notified of such denial, may cancel and terminate this contract; provided, however, that Tenant shall be liable, until satisfied in full, for all its obligations hereunder, including, but without limitation, the payment of rent, prior and up to the date it exercises such option and delivers the premises to the Landlord, and upon performance of all such obligations Tenant shall be thereafter free and fully released from this lease contract.

         FIFTY THREE: Anything contained in this Contract to the contrary notwithstanding, in the event that Tenant requires additional volume of water and/or pressure as is now available within the area wherein the demised premises are located, it shall be at its own cost and expense the construction and/or installation of such improvements and/or facilities as may be necessary to or convenient and/or required by the Puerto Rico Aqueduct and Sewer Authority to increase such volume and/or pressure; it being agreed and understood, however, that such construction and/or installation shall in no event be commenced until after Landlord's written approval has first been requested and obtained.

         FIFTY FOUR: Inasmuch as Tenant has represented that in order to carry out its operations it is necessary to install and operate a steam sterilizer; it is hereby specifically agreed and understood that:

            (1) Such installations shall be made in coordination and with the approval of the Landlord;

            (2) Tenant shall request and obtain from the Environmental Quality Board, the necessary permit to operate the said installations and, thereafter, shall abide by and comply with all requisites imposed by the said Board for such operations.

            It being further agreed and understood that noncompliance by Tenant with the foregoing provisions shall constitute an additional event of default under the provisions of this Contract.


                                                                   INITIAL HERE

                                                                      [SIG]
                                                                   ------------

                                                                      [SIG]
                                                                   ------------

HYDRON PUERTO RICO, INC.                                            SCHEDULE "B"
                                                                        Page -2-

         FIFTY FIVE: This Contract is made and entered into subject to and conditioned upon the endorsement and approval of the Planning Department of the Puerto Rico Industrial Development Company, the Office of Economic Studies of the Economic Development Administration and the Environmental Quality Board of Puerto Rico; provided that such approvals shall be understood to constitute conditions of this Contract, which if not complied with, shall entitle the Landlord to rescind this Contract.

         FIFTY SIX: Tenant agrees to submit to Landlord within thirty (30) days from the date of execution of this Contract: (a) evidence of its registration in the Department of State of the Commonwealth of Puerto Rico and the name and address of its resident agent; and (b) a certificate of a resolution of its Board of Directors either authorizing or ratifying the execution of this Contract.



                                                                  INITIAL HERE

                                                                     [SIG]
                                                                  ------------

                                                                     [SIG]
                                                                  ------------

                FIRST SUPPLEMENT AND AMENDMENT TO LEASE CONTRACT

         NOW come the PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY (hereinafter referred to as the "LANDLORD") and HYDRON PUERTO RICO, INC. (hereinafter referred to as the TENANT) and agree to supplement and amend a certain Lease Contract entered into by them on September 14, 1984 (hereinafter referred to as the "Contract") in connection with a certain landsite and building located at Santa Isabel, Puerto Rico, identified as Project No. T-1315-0-80 (hereinafter referred to as the "Original Premises") in the following respects:

         ONE: From and after the date of delivery to TENANT of Project No. T-0342-0-62 (hereinafter referred to as the "Additional Premises") a description of which and encumbrances thereon, is set forth in Exhibit "A", attached hereto and made a part hereof. Said Additional Premises shall be deemed an integral part of the demised premises covered by the Contract and, as such, subject to all terms and conditions included therein, as they may be herein supplemented and amended. The Additional Premises shall be used and occupied in the manufacture of contact lenses.

         TWO: As a condition upon which the undertaking of the Landlord herein is predicated, TENANT agrees as follows:

         a) TENANT agrees to increase its total investment as provided in the Contract by $125,000.00.

         b) TENANT agrees to increase its investment in machinery and equipment as provided in the Contract by $125,000.00.

         c) TENANT agrees and undertakes to increase its employment by seventy five (75) persons in addition to the persons TENANT is obligated to employ under the existing Contract.

         The foregoing increases are over and above TENANT'S total investment, investment in machinery and equipment and employment heretofore required from TENANT under the existing Contract, which for these purposes are fixed in $300,000.00, $350,000.00 and 75 persons respectively.

         THREE: Rent shall begin to accrue and be payable on the first day of the month following the date of delivery of the premises to TENANT by Landlord at the followings rates:

         A) $1.60 per square foot of gross building area during the first sixty (60) months, equivalent to $1,530.16 monthly rent.

         B) $2.00 per square foot of gross building area during the remaining of the term of the Contract equivalent to $1,912.71 monthly rent.

         FOUR: Simultaneously herewith TENANT shall deposit with LANDLORD the amount of $1,530.16 in Certified Check. This deposit shall guarantee the fulfillment by TENANT of its obligations under this Contract, particularly, but not limited to the payment of rent and return of the Premises in proper conditions at the termination of this Lease. On said termination, if TENANT is not in default of any of the terms and conditions of this Contract, LANDLORD will return to TENANT the sum of money, if any, held pursuant to this provision.

         FIVE: TENANT agrees to accept possession of the demised premises, under the provisions of this Contract, in its present condition and further agrees and undertakes to put it in thorough repair, good order and safe conditions the said premises, in coordination with LANDLORD'S Maintenance Department.

         SIX: The parties hereto acknowledge that the demised premise are in need of certain repairs as detailed in the Repairs Estimate hereto annexed and made part hereof, which repairs shall be carried out by TENANT subject to the following:

         A) The repair work shall be done in coordination with LANDLORD'S Maintenance Department and/or the Engineering Office.

         B) LANDLORD hereby accepts to reimburse TENANT up to the amount of $47,486.00; however, TENANT shall submit to Landlord evidence of payment of the repair costs, for its evaluation and final approval of the amount to be reimbursed.

         C) Upon termination of the repairs and after the inspection and approval of LANDLORD'S Maintenance Department and the Engineering Office, LANDLORD hereby agrees that it will reimburse to TENANT such costs.

         D) Such repairs shall be finalized not later than sixty (60) consecutive calendar days from the date of delivery of the premises to TENANT.

         SEVEN: Anything contained in this Contract to the contrary notwithstanding, in the event that Tenant requires additional volume of water and/or pressure as is now available within the area wherein the demised premises are located, it shall be at its own cost and expense the construction and/or installation of such improvements and/or facilities as may be necessary to or convenient and/or required by the Puerto Rico Aqueduct and Sewer Authority to increase such volume and/or pressure; it being agreed and understood, however, that such construction and or installation shall in no event be commenced until after Landlord's written approval has first been requested and obtained.

         EIGHT: TENANT hereby acknowledges that in the industrial park there are other industries; therefore Tenant hereby specifically agrees and undertakes to take such steps and install such equipment as may be necessary to prevent that any hazard and/or noise which may be created by its operations may in any way or manner unduly affect the operations of the other industries and therefore TENANT hereby releases and saves Landlord harmless from any and all claims or demands arising therefrom or in connection therewith.

         NINE: Inasmuch as TENANT has represented that in order to carry out its operations it is necessary to install and operate a vapor sterilization system; it is hereby specifically agreed and understood that:

         A) Such installations shall be made in coordination and with the approval of LANDLORD;

         B) TENANT shall request and obtain from the Environmental Quality Board, the necessary permit to operate the said installations and, thereafter, shall abide by and comply with all requisites imposed by the said Board for such operations.

         Tenant further agrees and undertakes to take such steps and install any equipment as may be necessary to maintain the demised premises free of such vapors as well as to prevent any emissions which may be created by its operations to be dispersed

                                       4 -

outside of the building. It is agreed and understood that non-compliance by Tenant with the foregoing provisions shall constitute an additional event of default under the provisions of this Contract

         TEN: If required by TENANT'S operations, Tenant shall, at its own cost and expense, construct and/or install the necessary equipment to exceed the 50 KVA electric power in conformity with the Puerto Rico Electrical Power Authority and TENANT shall obtain the endorsement and approval of LANDLORD'S Conservation and Engineering Departments.

         ELEVEN: If air conditioning is necessary for Tenant's operation it shall be considered a special facility and Tenant must install it at its own cost and expense and with the approval of Landlord's Conservation and Engineering Departments.

         TWELVE: TENANT shall, at its own cost and expense, install a fire protections system and shall obtain the endorsement and approval of the Fire Department for such installation. Tenant must also provide security measures to prevent or reduce fire hazards due to the storage of inflammable materials and products.

         THIRTEEN: Any improvement to provide adequate disposal of non-sanitary effluents, shall be at TENANT'S own cost and expense and: (i) TENANT agrees to request and obtain from the Environmental Quality Board the necessary permit to operate such improvements and/or installations; and, (ii) TENANT shall obtain the endorsement and approval of the Planning Department of the Puerto Rico Industrial Development Company.

         FOURTEEN: TENANT, shall obtain the endorsement and approval from the Environmental Quality Board for the operation of an atmosphere contamination source. In addition, at its own cost and expense, shall implant the measures and provide the required equipment to maintain the air level in and out of the premises in conformity with the existing regulations as published by the Environmental Quality Board, the Health Department, and the Federal Administration of the Occupational Safety and Health Act (OSHA).

         FIFTEEN: It is hereby agreed and understood that TENANT shall take the necessary steps to carry out with objectives, Regulations and Law Requirements of the Puerto Rico Occupational Safety and Health Office (PROSHO).

         SIXTEEN: TENANT agrees to submit to LANDLORD within thirty (30) days from the date of execution of this Contract: (a) evidence of its registration in the Department of State of the Commonwealth of Puerto Rico and the name and address of its resident agent; and (b) a certificate of a resolution of its Board of Directors either authorizing or ratifying the execution of this Contract.

         SEVENTEEN: This Contract is made and entered into subject to and conditioned upon the endorsement and approval of the planning Department of the Puerto Rico Industrial Development Company, the Office of Economic Studies of the Economic Development Administration and the Environmental Quality Board of Puerto Rico; provided that such approvals shall be understood to constitute conditions of this Contract, which if not complied with, shall entitle the LANDLORD to rescind this Contract.

         EIGHTEEN: All the terms and conditions of the Contract shall be deemed supplemented and amended to the extent inconsistent with the terms hereof and shall remain in full force and effect as herein supplemented and amended.

         In Witness whereof, the parties hereto execute this Contract at San Juan, Puerto Rico, this October 6, 1986.

                              PUERTO RICO INDUSTRIAL DEVELOPMENT
                                             COMPANY


                              BY:                    [SIG]
                                 -----------------------------------------------


                              HYDRON PUERTO RICO, INC.


                              BY:                    [SIG]
                                 -----------------------------------------------

                                                                    SCHEDULE "A"

DESCRIPTION OF PARCEL OF LAND IDENTIFIED
AS LOT NO. 3 LOCATED AT SANTA ISABEL
INDUSTRIAL AREA, SANTA ISABEL, PR (SITE
OF PROJECT NO. T-0342-0-62

LANDSITE:

         Parcel of land identified as Lot No. 3, located at Santa Isabel Industrial Area, Santa Isabel, Puerto Rico.

         It bounds: by the NORTH, with Lot No. 2 of the same industrial area; by the SOUTH, with Lot No. 4 of the same industrial area by the EAST, with Lots 13 and 15 of the same industrial area; and by the WEST; with State Road No. 538.

         It has an approximate surface area of 6076.00 square meters, equivalent to 1.5459 cuerdas.

ENCUMBRANCES:

         It is affected by 12.5 feet wide right of way in favor of P.R.E.P.A. running along its eastern boundary.

PROJECT NO. T-0342-0-62:

         This is a pitched roof type building consisting of reinforced concrete foundations, columns and girders supporting 30 feet long steel joists which in turn support prestressed concrete slabs (poretes), covered by 1/2" fiberglass insulation and a 3 plies built-up roofing. This building has no monitor but roof ventilators are provided.

         The structure consists of a main floor 120'-10" x 91'-3" out to out dimensions with an area of 11,025.74 sq. ft. of manufacturing space; one lean-to 31'-3" x 10'-6" for an area of 328.13 for sanitary facilities and an entrance porch 17'-11" x 6'-10" for an area of 122.39 sq. ft. This gives a total area of 11,476.26 sq.ft.

         The floor slab is designed for a load capacity of 150 P.S.F and consists of a 4" thick reinforced concrete slab with monolithic cement finished except at men's room which has ceramic tiles.

         Interior walls at lean-to are plastered and painted together with a 6'-11" high epoxy paint.

        Exterior walls are of concrete blocks plastered and painted on both sides except on the front wall which has a stucco cement finish.

         Ceiling is painted throughout the building.

         Windows are of aluminum miami type.

         Interior doors are made of hollow flush plywood type and exteriors are industrial type metal ones. Has 10' x 10' metal rolling door at loading area.

         Clearance in the manufacturing area from finished floor to lowest part of frame beams at eaves is 12'-2".